UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2015

PANAMERA HEALTHCARE CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	333-198977	46-5707326
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4180 Orchard Hill Drive, Edmond, OK  73025
(Address of principal executive offices)

(405) 413-5735
(Registrant's telephone number)

Former name or former address, if changed since last report)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01 Other Events

On September 26, 2014 the Company filed a Prospectus as part of its Registration Statement on Form S-1 which registered a total of 3,990,000 shares of its common stock at $0.04 per share, 1,490,000 of which were offered by selling shareholders, and 2,500,000 of which were offered by the Company.  The Company sought to raise $100,000 under the Offering.  That Prospectus was declared effective on May 19, 2015.  Under the terms of the Prospectus, the offering of the shares by the Company stock will expire on February 13th, 2016, unless extended by the Board of Directors.

On October 15, 2015, the Company closed its Offering and will not sell any additional shares under that Prospectus.  The Company sold 2,500,000 shares under the Prospectus, raising a total of $100,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMERA HEALTHCARE CORPORATION

/s/ Curtis Summers
Curtis Summers, President